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EXHIBIT 23.2

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-61036 and 333-89943) of InsWeb Corporation of our report dated January 31, 2001 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 31, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
March 26, 2003

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  EXHIBIT 23.2
Consent of Independent Accountants